Exhibit 99.1 FLOTEK ANNOUNCES Q4 AND FULL-YEAR 2020 RESULTS HOUSTON, March 16, 2021 – Flotek Industries, Inc. ("Flotek" or the "Company") (NYSE: FTK) today announced results for the fourth quarter and full-year ended December 31, 2020. “We faced extraordinary challenges in 2020, but we remained focused and opportunistic in the face of a global pandemic and an extremely volatile macro-environment. While we continue to face challenges of lower global demand and industry pressures impacting both segments, we have improved our operational efficiencies and found new ways to create, diversify, and grow profitable revenue, resulting in improved adjusted EBITDA on approximately half the revenue year-over-year,” said John W. Gibson, Jr., Chairman, President, and Chief Executive Officer. “It was a transformational year for Flotek for multiple reasons. Flotek made investments in the business to create a strong foundation for 2021 and beyond. Through our acquisition of JP3, we diversified our revenue stream across the hydrocarbon value chain and are well-positioned to capture long-term growth as early adopters of the digital transformation of chemistry. Second, with the launch of our cleaning and sanitizing product lines, we leveraged our existing supply chain, facilities, and chemistries to generate margin-accretive revenue. Finally, we have enhanced our focus on ESG and are well positioned to partner with customers seeking to improve their ESG performance with our products and services that help to improve the safety, reliability, and efficiency of their operations. Looking ahead, we seek to grow our energy-focused products and services internationally, increase the domestic market share of our products as the energy market recovers in the latter half of 2021 and expand our ESG-related product offerings.” Fourth Quarter and Full-Year 2020 Financial Results  Consolidated Revenues: Flotek generated fourth quarter 2020 consolidated revenue of $12.1 million, down 5.0% from $12.7 million in the third quarter, and below $19.5 million in the fourth quarter last year. The decline continues to be driven by volatility in the macro-environment for U.S. onshore drilling and completion activity, further impacted by global economic events, as well as concerns related to COVID-19 pressuring productivity and customer demand across the oil and gas market.  Loss from Continuing Operations: The Company reported a loss from continuing operations for the fourth quarter 2020 of $17.7 million, or a loss of $0.30 per diluted share, compared to a loss from continuing operations in the fourth quarter 2019 of $36.9 million, or a loss of $0.64 per diluted share.  Terpene Agreement: The loss from continuing operations includes a loss of $9.4 million in the fourth quarter related to the Company’s amended terpene agreement due to adjustments to the Company’s expected usage of terpene.  Consolidated Operating Expenses: Consolidated operating expenses (excluding depreciation and amortization) were $24.3 million in the fourth quarter 2020, which contributed to a 42.6% decline from $42.4 million in the same period last year. The decline was driven by a reduction in overall compensation spending, lower discretionary spending, including professional fees, partially offset by one-time severance charges and discretionary bonuses.  Corporate, General, & Administrative Expenses: Corporate general and administrative expenses for the fourth quarter of 2020 were $3.7 million compared to $9.0 million for the fourth quarter of 2019.  Adjusted EBITDA: Adjusted EBITDA for the fourth quarter 2020 was a loss of $6.8 million, which narrowed from the loss of $8.5 million during the fourth quarter of 2019, driven by headcount and expense reductions in freight, equipment rentals, and travel & entertainment.  For the full-year 2020, Flotek generated revenue of $53.1 million, a loss from continuing operations of $136.5 million, compared to revenue of $119.4 million, a loss from continuing operations of $76.1 million for the full-year 2019.  Full-year 2020 adjusted EBITDA loss was $26.2 million, compared to an adjusted EBITDA loss of $33.1 million for the full-year 2019.

 For the full-year 2020, the Company’s cost-cutting and process improvement initiatives reduced annualized expenses by approximately 40.4% across the enterprise. Balance Sheet and Liquidity As of December 31, 2020, the Company had cash and equivalents of $38.7 million. As previously disclosed on April 16, 2020, the Company received a $4.8 million loan, and JP3 received a $0.9 million loan, both pursuant to the Paycheck Protection Program administered by the U.S. Small Business Administration as part of the Coronavirus Aid, Relief, and Economic Security Act, known as the “CARES” Act. Chemistry Technologies Segment In the fourth quarter, sales in the Chemistry Technologies segment declined sequentially 10.2% to $10.8 million. The decline was primarily attributed to ongoing market volatility in the macro-environment impacting energy supply and demand, as well as fourth quarter seasonality as several customers in the energy chemistry business temporarily shut down operations at year-end. During the fourth quarter, Flotek implemented several initiatives with the goal to be the collaborative partner of choice for chemistry technology. Energy Chemistry  The Company relaunched the Flotek brand to elevate its enhanced value approach.  The Company is targeting a customer base with sustainable activity and operational programs, particularly in unconventional shale markets, whose strategic objectives align with Flotek’s proven performance and value proposition of cost-effective chemistry solutions that can improve production at lower cost per barrel produced.  Flotek deployed sustainable chemistry technologies for customer efficacy and profitability, offering cost-effective, greener and safer chemistry solutions, for companies seeking to improve their ESG performance. Professional Chemistry  Flotek expanded its product offerings and technologies and announced the launch of its new professional chemistries brand Flotek Protekol™, which includes a robust line of surface cleaners, degreasers, wipes, disinfectants and sanitizers.  As the Company builds its long-term business strategy, it has partnered with Matt Lazlo as a strategic advisor. A former Clorox executive, Lazlo brings more than 25 years of experience serving in senior business, sales and marketing roles across consumer, commercial, retail, e- Commerce and industrial markets for Clorox.  The Company executed a strategic agreement with a major global manufacturer of specialty and intermediate chemicals to produce and package EPA-registered disinfectant wipes. Data Analytics Segment In the fourth quarter, Data Analytics’ sales improved 91.8% sequentially to $1.3 million, primarily driven by an increase in new sales in North America, as well as maintenance and support services. During the fourth quarter, Flotek continued to enhance its offerings and increase its efficiency in delivering solutions, while targeting new customers and markets to transform their businesses through real-time data and analytics. Highlights include:  Progressed its international market entry strategy, continuing meaningful engagement with potential customers in the Middle East, Africa and Asia, and securing its first pilot in the Middle East.

 Implemented software development enhancements by accelerating Artificial Intelligence and machine learning capabilities, improving the precision of our measurement between batches of refined hydrocarbon products – reducing time, waste and money spent.  Began streamlining the Company’s sampling process to improve operational efficiencies, reduce costs to customers and increase speed to commissioning JP3’s systems to customers. Board of Directors Updates  Kevin Brown, a director that joined the Company’s Board in June 2020 following the acquisition of JP3, passed away unexpectedly in January. Harsha Agadi has been appointed to the Audit Committee to replace Mr. Brown.  Flotek has created the Risk and Sustainability Committee, a new committee designated to oversee risk, which will be chaired by director Mike Fucci.  Director Michelle M. Adams will not stand for re-election at the 2021 annual meeting of stockholders of the Company, due to outside demands on her time and her schedule.  The Board has engaged Heidrick & Struggles to conduct the search for a replacement director. Conference Call Details Flotek will host a conference call on Tuesday, March 16, 2021, at 4:00 pm CDT (5:00 p.m. EDT) to discuss its fourth quarter and full-year operating results ended December 31, 2020. To participate in the call, participants should dial 844-835-9986 approximately five minutes prior to the start of the call. The call can also be accessed from Flotek’s website at www.flotekind.com. About Flotek Industries, Inc. Flotek Industries, Inc. is a technology-driven, specialty chemistry and data company that serves customers across industrial, commercial and consumer markets. Flotek’s Chemistry Technologies segment develops, manufactures, packages, distributes, delivers, and markets high-quality sanitizers and disinfectants for commercial, governmental and personal consumer use. Additionally, Flotek empowers the energy industry to maximize the value of their hydrocarbon streams and improve return on invested capital through its real-time data platforms and chemistry technologies. Flotek serves downstream, midstream and upstream customers, both domestic and international. Flotek is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol "FTK." For additional information, please visit Flotek's web site at www.flotekind.com. Forward-Looking Statements Certain statements set forth in this press release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as will, continue, expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release. Although forward- looking statements in this press release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filing with the Securities and Exchange Commission on Form 10-K (including, without limitation, in the "Risk Factors" section thereof), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this press release.

Inquiries, contact: Danielle Allen Senior Vice President, Chief of Staff E: DAllen@flotekind.com P: (713) 726-5322

December 31, 2020 December 31, 2019 ASSETS Current assets: Cash and cash equivalents 38,660 $ 100,575 Restricted cash 664 663 Accounts receivable, net of allowance for doubtful accounts of $1,316 and $1,527 at December 31, 2020 and December 31, 2019, respectively 11,764 15,638 Inventories, net 11,837 23,210 Income taxes receivable 403 631 Other current assets 3,127 13,191 Total current assets 66,455 153,908 Property and equipment, net 9,087 39,829 Operating lease right-of-use assets 2,320 16,388 Goodwill 8,092 — Deferred tax assets, net 223 152 Other intangible assets, net - 20,323 Other long-term assets 33 — TOTAL ASSETS $ 86,210 $ 230,600 LIABILITIES AND STOCKHOLDERS' & EQUITY Current liabilities: Accounts payable $ 5,787 $ 16,231 Accrued liabilities 18,275 24,552 Income taxes payable 21 — Interest payable 34 — Current portion of operating lease liabilities 636 486 Current portion of finance lease liabilities 60 55 Current portion of long-term debt 4,048 — Total current liabilities 28,861 41,324 Deferred revenue, long-term 117 — Long-term operating lease liabilities 8,348 16,973 Long-term finance lease liabilities 96 158 Long-term debt 1,617 — Deferred tax liabilities, net - 116 Total liabilities 39,039 58,571 Stockholders' Equity: Preferred stock, $0.0001 par value, 100,000 shares authorized; no shares issued and outstanding — — Common stock, $0.0001 par value, 140,000,000 shares authorized; 78,669,414 shares issued and 73,088,494 shares outstanding at December 31, 2020; 63,656,897 shares issued and 59,511,416 shares outstanding at December 31, 2019 8 6 Additional paid-in capital 359,721 347,564 Accumulated other comprehensive (loss) income (19) 181 Accumulated deficit (278,688) (142,238) Treasury stock, at cost; 5,580,920 and 4,145,481 shares at December 31, 2020 and 2019, respectively (33,851) (33,484) Total stockholders' equity 47,171 172,029 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY $ 86,210 $ 230,600 Flotek Industries, Inc. Unaudited Condensed Consolidated Balance Sheets (in thousands, except share data) (1) Results of the Company’s Consumer and Industrial Chemistry Technologies (“CICT”) segment are presented as discontinued operations for all periods. (2) Prior periods presented for 2019 have been adjusted to reflect revisions to results determined not to be material to those prior periods.

Flotek Industries, Inc.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended	
	12/31/2020	12/31/2019	9/30/2020	12/31/2020	12/31/2019
Revenue	$ 12,106	$ 19,526	$ 12,739	$ 53,141	$ 119,353
Costs and expenses:					
Operating expenses (excluding depreciation and amortization)	24,327	42,389	29,466	88,266	148,100
Corporate general and administrative	3,744	8,955	2,679	16,311	27,975
Depreciation and amortization	235	2,028	518	3,412	8,465
Research and development	1,540	2,205	1,480	7,213	8,863
(Gain) loss on disposal of long-lived assets	(2)	354	(37)	(94)	1,450
Impairment of fixed and long-lived assets	-	-	12,521	69,975	-
Impairment of goodwill	-	-	11,706	11,706	-
Total costs and expenses	29,844	55,931	58,333	196,789	194,853
Loss from operations	(17,738)	(36,405)	(45,594)	(143,648)	(75,500)
Other (expense) income:					
Gain on lease termination	-	-	-	576	-
Interest expense	(20)	(4)	(19)	(60)	(2,019)
Other income (expense), net	179	469	291	503	1,708
Total other income (expense)	159	465	272	1,019	(311)
Loss before income taxes	(17,579)	(35,940)	(45,322)	(142,629)	(75,811)
Income tax benefit (expense)	(102)	(956)	81	6,179	(262)
Loss from continuing operations	(17,681)	(36,896)	(45,241)	(136,450)	(76,073)
Income (loss) from discontinued operations, net of tax	-	(2,425)	-	-	42,158
Net loss	(17,681)	(39,321)	(45,241)	(136,450)	(33,915)
Basic and diluted earnings (loss) per common share:					
Continuing operations	$ (0.30)	$ (0.64)	$ (0.66)	$ (2.00)	$ (1.29)
Discontinued operations, net of tax	-	(0.04)	-	-	0.72
Basic and diluted earnings (loss) per common share	$ (0.30)	$ (0.68)	$ (0.66)	$ (2.00)	$ (0.57)
Weighted average common shares:					
Weighted average common shares used in computing basic and diluted loss per common share	59,058	58,403	68,217	68,312	58,750

(1) Results of the Company's Consumer and Industrial Chemistry Technologies ("CICT") segment are presented as discontinued operations for all periods.
(2) Prior periods presented for 2019 have been adjusted to reflect revisions to results determined not to be material to those prior periods.

2020 2019 Cash flows from operating activities: Net loss $ (136,450) $ (33,915) Income from discontinued operations, net of tax - 42,158 Loss from continuing operations (136,450) (76,073) Adjustments to reconcile loss from continuing operations to net cash used in operating activities: Change in fair value of contingent consideration 2,716 - Depreciation and amortization 3,412 8,465 Amortization of deferred financing costs - 1,428 Provision for doubtful accounts 652 512 Provision for excess and obsolete inventory 12,261 5,659 Impairment of fixed assets 30,178 - (Gain) loss on sale of assets (561) 1,450 Impairment of goodwill 11,706 - Impairment of right-of-use assets 7,434 - Impairment of intangible assets 32,363 - Stock compensation expense 3,044 4,235 Deferred income tax (benefit) provision (187) 18,307 Reduction in tax benefit related to stock-based awards - 24 Non-cash lease expense 356 740 Changes in current assets and liabilities: Accounts receivable, net 3,556 20,993 Inventories 3,955 (727) Income taxes receivable 182 2,546 Other current assets 1,026 2,579 Other long-term assets (16) 3,286 Accounts payable (12,323) 1,131 Accrued liabilities (11,260) 908 Income taxes payable 84 - Interest payable 34 (8) Net cash used in operating activities (47,838) (4,545) Cash flows from investing activities: Capital expenditures (1,425) (2,411) Proceeds from sale of businesses 9,907 155,498 Proceeds from sale of assets 109 240 Payments for acquisition, net of cash acquired (26,284) - Purchase of patents and other intangible assets (8) (614) Net cash (used in) provided by investing activities (17,701) 152,713 Cash flows from financing activities: Borrowings on revolving credit facility - 42,984 Repayments on revolving credit facility - (92,715) Payment for contingent consideration (1,200) - Proceeds from Paycheck Protection Program loan 4,788 - Payments for finance leases (70) (51) Purchase of treasury stock (253) (247) Proceeds from sale of common stock 462 35 Net cash provided by (used in) financing activities 3,727 (49,994) Discontinued operations: Net cash used in operating activities - (322) Net cash provided by investing activities - 337 Net cash flows provided by discontinued operations - 15 Effect of changes in exchange rates on cash and cash equivalents (102) 5 Net change in cash, cash equivalents and restricted cash (61,914) 98,194 Cash, cash equivalents at beginning of period 100,575 3,044 Restricted cash at the beginning of the period 663 663 Cash and cash equivalents and restricted cash at beginning of period 101,238 3,707 Cash and Cas equivalents at end of period 38,660 100,575 Restricted cash at the end of period 664 663 Cash, cash equivalents and restricted cash at end of period $ 39,324 $ 101,238 Years ended December 31, FLOTEK INDUSTRIES, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

Flotek Industries, Inc.
Unaudited Reconciliation of Non-GAAP Items and Non-Cash Items Impacting Earnings
(in thousands)

GAAP Loss from Continuing Operations and Reconciliation to Adjusted EBITDA (Non-GAAP)

	Three Months Ended			Twelve Months Ended	
	12/31/2020	12/31/2019	9/30/2020	12/31/2020	12/31/2019
Loss from Continuing Operations (GAAP)	$ (17,681)	$ (36,896)	$ (45,241)	$ (136,450)	$ (76,073)
Interest Expense	20	4	19	60	2,019
Interest Income	(10)	(405)	(206)	(473)	(1,888)
Income Tax Benefit (Expense)	102	956	(81)	(6,179)	262
Depreciation and Amortization	235	2,028	518	3,412	8,465
Impairment of Fixed and Long Lived Assets	-	-	12,521	69,975	-
Impairment of Goodwill	-	-	11,706	11,706	-
EBITDA (Non-GAAP)	$ (17,334)	$ (34,313)	$ (20,764)	$ (57,949)	$ (67,215)
Stock Compensation Expense	833	1,409	690	3,045	4,235
Severance and Retirement	334	3,753	749	3,848	6,503
Inventory Write-Down	9,436	20,188	9,565	21,294	20,188
M&A Transaction Costs	(371)	-	3,219	3,346	-
Inventory Step-Up	108	-	81	344	-
Shareholder-Related Activities	-	-	-	-	646
(Gain) loss on Disposal of Assets	(2)	355	(37)	(94)	1,450
Gain on Lease Termination	-	-	-	(576)	-
Operations Related Contract	-	-	-	-	500
COVID-19 Related Costs	202	-	-	202	-
Discontinued Legal Fees	2	132	14	338	578
Adjusted EBITDA (Non-GAAP)	$ (6,792)	$ (8,476)	$ (6,483)	$ (26,202)	$ (33,115)

(1) Management believes that adjusted EBITDA for the three and twelve months ended December 31, 2020 and December 31, 2019, and the three months ended December 31, 2020, is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods. Management views the expenses noted above to be outside of the Company's normal operating results. Management analyzes operating results without the impact of the above items as an indicator of performance, to identify underlying trends in the business and cash flow from continuing operations, and to establish operational goals.

(2) Results of the Company's Consumer and Industrial Chemistry Technologies ("CICT") segment are presented as discontinued operations for all periods.

(3) Prior periods presented for 2019 have been adjusted to reflect revisions to results determined not to be material to those prior periods.

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